Exhibit 5.1

Tulchinsky Stern Marciano Cohen Levitski & Co.

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www.tslaw.co.il

Museum Tower ● 4 Berkowitz St. ● Tel Aviv 6423806 ● Tel. (972) 3-6075000 ● Fax. (972) 3-6075050

______________

38 Keren Hayesod Street ● Jerusalem 9214915 ● Tel. (972) 2-6511919 ● Fax. (972) 2-6513133

Menachem Tulchinsky, Adv.	Galia Suesskind-Spiegel, Adv.	מנחם טולצ'ינסקי, עו"ד	גליה זיסקינד-שפיגל, עו"ד
Doron Stern, Adv.	Shimrit Lifshitz Shachal, Adv.	דורון שטרן, עו"ד	שימרית ליפשיץ שחל, עו"ד
Amir Levitski, Adv.	Efrat Shuster, Adv.	אמיר לויצקי, עו"ד	אפרת שוסטר, עו"ד
David Cohen, Adv.	Avital Mandel Hara, Adv.	דיויד כהן, עו"ד	אביטל מנדל הרה, עו"ד
Isaac Marciano, Adv. (C.P.A.)	Uri Nesher, Adv.	יצחק מרציאנו, עו"ד (רו"ח(	אורי נשר, עו"ד
Yossi Ratnovsky, Adv. (C.P.A.)	Amit Hirsch, Adv.	יוסי רטנובסקי, עו"ד (רו"ח(	עמית הירש, עו"ד
Alon Tabak Aviram, Adv. *	Tamar Nesher, Adv.	אלון טבק אבירם, עו"ד *	תמר נשר, עו"ד
Daniel Chinn, Adv.	Ilan Sapir, Adv.	דניאל צ'ין, עו"ד	אילן ספיר, עו"ד
Baruch Perl, Adv.	Aviad Avergil, Adv.	ברוך פרל, עו"ד	אביעד אברגיל, עו"ד
Glenn (Gershon) Shalom Winter, Adv.*	Liron Levi Gabay, Adv.	גרשון שלום וינטר, עו"ד *	לירון לוי גבאי, עו"ד
Uriel Barak, Adv.*	Elad Mirvis, Adv.	אוריאל ברק, עו"ד *	אלעד מירוויס, עו"ד
Asaf Ben-Zeev, Adv.	Avital Sela, Adv.	אסף בן-זאב, עו"ד	אביטל סלע, עו"ד
Assaf Benmelech, Adv.	Lior Etgar, Adv.	אסף בנמלך, עו"ד	ליאור אתגר, עו"ד
Michal Markovitz Blachar, Adv.	Ariel Shanon, Adv.	מיכל מרקוביץ בלשר, עו"ד	אריאל שנון, עו"ד
Ofer Dolinsky, Adv.	Itamar Shahar, Adv.	עופר דולינסקי, עו"ד	איתמר שחר, עו"ד
Dafna Achiam Tal, Adv.	Benjamin Bekkerman, Adv.	דפנה אחיעם טל, עו"ד	בנימין בקרמן, עו"ד
Alon Karniel, Adv.	Itamar Shoham, Adv.	אלון קרניאל, עו"ד	איתמר שהם, עו"ד
Ayelet Broditzky, Adv.	Tal Levy, Adv.	אילת ברודיצקי, עו"ד	טל לוי, עו"ד
Hadas Poraz, Adv.	Ohad Gamliel, Adv.	הדס פורז, עו"ד	אוהד גמליאל, עו"ד
Liat Sass, Adv.	Yair Eliash, Adv.	ליאת סאס, עו"ד	יאיר אליאש, עו"ד
Lana Tavor, Adv.	Ofer Ben Dayan, Adv.	לנה תבור, עו"ד	עופר בן דיין, עו"ד
Alon Fiul, Adv.	Mayan Miller, Adv.	אלון פיול, עו"ד	מעין מילר, עו"ד

*Member of the N.Y. Bar Association

March 31, 2015

To:

Galmed Pharmaceuticals Ltd.

8 Shaul Hamelech Blvd.

Tel Aviv

Israel

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as Israeli counsel for Galmed Pharmaceuticals Ltd., an Israeli company (the “Company”), in connection with the preparation and filing with the United States Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form F-3 (the “Registration Statement”) by the Company. The Registration Statement is filed by the Company for the registration of the sale from time to time of its ordinary shares, par value NIS 0.01 per share (“Ordinary Shares”) having an aggregate offering price of up to $150,000,000.

Tulchinsky Stern Marciano Cohen Levitski & Co.

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. Insofar as the opinions expressed herein involve factual matters, we have relied (without independent factual investigation), to the extent we deemed proper or necessary, upon certificates of, and other communications with, officers and employees of the Company and upon certificates of public officials. We have also considered such questions of Israeli law as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents.  As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

In connection with all of the opinions expressed below, we have assumed that, at or prior to the time of the issuance of any such Ordinary Shares, (i) the Board of Directors of the Company (the “Board”) shall have duly authorized the issuance and sale of the Ordinary Shares and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (iii) there shall not have occurred any change in law affecting the validity of the Ordinary Shares.

Our opinions expressed below are based upon our consideration of only those statutes, rules and regulations of the state of Israel which, in our experience, are normally applicable to issuers of securities of the nature of the Ordinary Shares.

Based upon and subject to the foregoing, we are of the opinion that, upon payment to the Company of the consideration per Ordinary Share in such amount and form as shall be determined by the Board or an authorized committee thereof, the Ordinary Shares, when issued and sold pursuant to and as described in the Registration Statement will be duly authorized, validly issued, fully paid and non-assessable.

This opinion is limited to the laws of the state of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

Tulchinsky Stern Marciano Cohen Levitski & Co.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to update, advise or supplement such opinions to reflect any facts, circumstances, events or developments that may hereafter brought to our attention or any changes in law that may hereafter occur.

Very truly yours,

/s/ Tulchinsky Stern Marciano Cohen Levitski & Co., Law Offices

Tulchinsky Stern Marciano Cohen Levitski & Co., Law Offices

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